UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 8, 2004

TUT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25291	94-2958543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 SW Meadows Drive, Suite 200 Lake Oswego, Oregon 97035
(Address of principal executive offices) (Zip Code)

(971) 217-0400
(Registrant’s telephone number, including area code)

Item 1.01.  Entry into a Material Definitive Agreement

On October 7, 2004, Tut Systems, Inc. entered into an Underwriting Agreement (the “Underwriting Agreement”) with Needham & Company, Inc. and Merriman Curhan Ford & Co., (collectively the “Underwriters”), in connection with the public offering of 4,000,000 shares of our common stock.  The offering price to the public is $2.25 per share, with an underwriting discount of $0.13 per share.

Pursuant to the Underwriting Agreement, we also granted the Underwriters a 30-day option to purchase up to 600,000 additional shares of our common stock on the same terms and conditions as set forth above to cover overallotments, if any.

The Underwriting Agreement contains customary representations and warranties on our part.  The Underwriting Agreement also contains customary indemnification and contribution provisions whereby we and the Underwriters have agreed to indemnify each other against certain liabilities.

A copy of the Underwriting Agreement is filed as an exhibit to this form 8-K.  The foregoing description of the Underwriting Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement.  The final prospectus related to the common stock was filed with the Securities and Exchange Commission on October 8, 2004 pursuant to Rule 424(b)(4).

On October 8, 2004, we issued a press release announcing the pricing of the offering of 4,000,000 shares of our common stock (see exhibit 99.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 13, 2004	By:	/s/ Randall Gausman
Randall K. Gausman,
Vice-President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer and Duly Authorized Officer)

Index to Exhibits

Exhibit	Description

1.2	Underwriting Agreement dated October 7, 2004
99.1	Press release dated October 8, 2004